UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Section 240.14a-12

Fisher Communications, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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Important Additional Information

In connection with its 2011 Annual Meeting of Stockholders, the Company will file a proxy statement and other documents regarding the 2011 Annual Meeting with the Securities and Exchange Commission and will mail the definitive proxy statement and a proxy card to each shareholder of record entitled to vote at the 2011 Annual Meeting. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. When they are available, the proxy statement and other documents relating to the 2011 Annual Meeting can be obtained free of charge from the SEC’s website at http://www.sec.gov. These documents can also be obtained free of charge from the Company at its website, www.fsci.com, under: Investor Information – SEC Filings.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2011 Annual Meeting. INFORMATION REGARDING THE INTERESTS OF THE DIRECTORS AND EXECUTIVE OFFICERS IS SET FORTH IN THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 2009 FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 12, 2010 AND IN THE COMPANY’S PROXY STATEMENT RELATING TO ITS 2010 ANNUAL MEETING OF SHAREHOLDERS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 7, 2010.

On the March 3, 2011 Fisher Communications, Inc. (the “Fisher”) 2010 Fourth Quarter and Year-End Financial Results Conference Call, Fisher’s President and Chief Executive Officer, Colleen B. Brown, made the following comments:

“Before we take your questions, I would like to remind everyone that today’s call is to discuss our financial results and business performance. As such, we will not comment on or answer any questions regarding Huntingdon Real Estate Investment Trust’s unsolicited offer. Additionally, we will not comment on the proxy contest to be conducted by FrontFour Capital or related matters, other than to say that we strongly disagree with their public assertions. We will, of course, have much more to say about the proxy contest at the appropriate time.”